UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

AMENDMENT

NO. 1 TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – May 22, 2013 (May 21, 2013)

CODORUS VALLEY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-15536	23-2428543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Number)

105 Leader Heights Road P.O. Box 2887 York, Pennsylvania		17405-2887
(Address of principal executive offices)		(Zip code)

717-747-1519

(Registrant’s telephone number including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CODORUS VALLEY BANCORP, INC.

FORM 8-K/A

EXPLANATORY NOTE: The Annual Meeting of Shareholders of Codorus Valley Bancorp, Inc. (the Corporation) was held on May 21, 2013. On May 22, 2013, the Corporation filed a Form 8-K to report the results of shareholder voting at the Annual Meeting. This Form 8-K/A is being filed to report the action taken by the Corporation's Board of Directors at the Board’s regular meeting on July 9, 2013, with regard to the frequency of shareholder advisory votes on executive compensation.

Item 5.07           Submission of Matters to a Vote of Security Holders

The Corporation's Annual Meeting of Shareholders was held on May 21, 2013. At the Annual Meeting, the results of the shareholders’ vote on the frequency of future shareholder advisory votes on compensation of Named Executive Officers as disclosed in the proxy statement was as follows:

Total Votes in Favor of 1 Year	1,285,398
Total Votes in Favor of 2 Years	89,307
Total Votes in Favor of 3 Years	1,194,232
Total Abstained	258,759
Broker Non-Votes	605,724

Consistent with the votes cast with respect to this proposal, on July 9, 2013, the Board of Directors determined to hold a shareholder advisory vote on the Corporation’s executive compensation every year until the next vote on the frequency of future shareholder advisory votes on the Corporation’s executive compensation, which is currently required to occur no later than the Corporation’s 2019 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Codorus Valley Bancorp, Inc.

Date: July 9, 2013	/s/ Larry J. Miller
Larry J. Miller President and Chief Executive Officer

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